Exhibit 32.1


                          CHIEF EXECUTIVE OFFICER AND
                          CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Quarterly Report on Form 10-Q of Big Time Acquisition,Inc. for the quarter ending November 29, 2010, I, Scot A. Scheer, CEO and CFO of Big Time Acquisition hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

           1. Such quarterly Report on Form 10-Q for the quarter ending November 29, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           2. The information contained in such quarterly Report on Form 10-Q for the quarter ended <November 29, 2010>, fairly represents in all material respects, the financial condition and results of operations of Big Time Acquisition, Inc.

     Dated:  January 19, 2011



     Big Time Acquisition, Inc.

     By: /s/ Scot A. Scheer
         -------------------
          CEO and CFO